                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                      CENTERPOINT PROPERTIES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                          CENTERPOINT PROPERTIES CORPORATION

                            -----------------------------

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               TO BE HELD MAY 15, 1997

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CenterPoint Properties Corporation (the "Company") will be held at the Lower Level Conference Center, 401 N. Michigan Avenue, Chicago, Illinois on Thursday, May 15, 1997 at 11:00 a.m., Central Daylight Time, for the following purposes:

    1. to elect seven directors to serve until the next annual meeting of stockholders or special meeting of stockholders held in place thereof and until their respective successors are elected and have qualified;

    2. to ratify the selection of Coopers & Lybrand as independent public accountants of the Company for the year ending December 31, 1997;

    3. to vote on the approval of an amendment to the Charter of the Company to provide that the Company will take no action to preclude the settlement of any transactions on the New York Stock Exchange; and

    4. to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on March 19, 1997 as the record date for the determination of common stockholders entitled to vote at the meeting. Only those stockholders whose names appear on record on the books of the Company at the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof.

    You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please sign and date the enclosed proxy and return it as promptly as possible in the enclosed self-addressed, postage-prepaid envelope. If you attend the Annual Meeting of Stockholders and wish to vote in person, your proxy will not be used.

                                       By Order of the Board of Directors


                                       /s/ Paul S. Fisher
                                       --------------------------------
                                       Paul S. Fisher
                                       SECRETARY

March 31, 1997
Chicago, Illinois

                          CENTERPOINT PROPERTIES CORPORATION
                              401 NORTH MICHIGAN AVENUE
                                      SUITE 3000
                               CHICAGO, ILLINOIS  60611

                                   PROXY STATEMENT

                            ANNUAL MEETING OF STOCKHOLDERS

                                     MAY 15, 1997

    This proxy statement is furnished to holders of the Common Stock, par value $.001 per share, of CENTERPOINT PROPERTIES CORPORATION (hereinafter called the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Annual Meeting of Stockholders of the Company to be held at the Lower Level Conference Center, 401 N. Michigan Avenue, Chicago, Illinois on Thursday, May 15, 1997 at 11:00 a.m., Central Daylight Time, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

    If the accompanying form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not yet been exercised. The persons named in the accompanying form of proxy will vote such proxy for election to the board of the nominees named below. It is anticipated that this proxy statement and the enclosed proxy will be first mailed to record holders of the Company's Common Stock on or about March 31, 1997.


    The Board of Directors has fixed the close of business on March 19, 1997 as the record date for the determination of stockholders entitled to receive notice of and vote at the Annual Meeting of Stockholders. As of March 19, 1997, the Company had outstanding 16,706,229 shares of Common Stock, par value $.001 per share.


    Each share of Common Stock is entitled to one vote on each matter presented for ratification. A stockholder who abstains from a vote on any matter by registering an abstention will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on that matter. Similarly, in the event a nominee holding shares for beneficial owners votes on certain matters pursuant to discretionary authority or instruction from the beneficial owners, but with respect to one or more other matters does not receive instructions from the beneficial owners and does not exercise discretionary authority (a so-called "non-vote"), the shares held by the nominee will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on such other matters.

             STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

    Any proposal of a stockholder intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company for inclusion in the proxy statement and form of proxy for that meeting no later than December 1, 1997.

                                ELECTION OF DIRECTORS
                                     (PROPOSAL 1)

    At the meeting a Board of Directors is to be elected, each director to hold office until the next annual meeting of stockholders or special meeting of stockholders held in place thereof, and until his successor is elected and qualified. Directors are elected by a plurality of the votes cast. The Board of Directors does not contemplate that any nominee will be unable to serve as a director for any reason; however, if that should occur prior to the meeting, the proxy holders will select another nominee to stand for election in his place and stead.

    Following is a summary of the name, age and principal occupation or employment for the past five years of each nominee for election as a director and each executive officer of the Company.

NAME                    AGE       POSITION
----                    ---       --------

Martin Barber           52        Chairman of the Board
John S. Gates, Jr.      43        President, Chief Executive Officer and
                                  Director
Robert L. Stovall       64        Executive Vice President, Chief Operating
                                  Officer and Director
Michael M. Mullen       42        Executive Vice President - Marketing and
                                  Acquisitions and Chief Investment and
                                  Development Officer
Paul S. Fisher          41        Executive Vice President, Secretary, Chief
                                  Financial Officer and General Counsel
Rockford O. Kottka      46        Senior Vice President and Treasurer
Nicholas C. Babson      50        Director
Alan D. Feld            60        Director
John J. Kinsella        68        Director
Thomas E. Robinson      49        Director


    MARTIN BARBER. Mr. Barber has been the Chairman of the Board of Directors of the Company since its formation in 1984. He has been involved in commercial real estate since 1969, when he acquired a substantial interest in Arrowcroft Investments Limited, a commercial property development group, where he served as Managing Director until 1972, when he sold his interest. At that time, he founded Capital and Regional Holdings Limited. In 1978, he formed Capital and Regional Properties plc (which became publicly-traded in the London stock market in 1986) to engage in real estate and related activities in the United Kingdom, and has served as its Chairman since that time. In 1984, together with Mr. Gates, he formed the Company to engage in real estate activities in the United States, and has also served as its Chairman since that time. Since 1984, Mr. Barber has served as a Non-Executive Director, and currently is Chairman, of Primesight, plc, a UK-based billboard company. In 1991, Mr. Barber was appointed a Non-Executive Director of TransEuropean Properties (General Partner) Limited, a co-mingled real estate fund comprised of European and U.S.-based pension funds established to invest in European properties. In 1996, Mr. Barber was appointed Non-Executive Director of PRICOA Property Investment Management Ltd., a British real estate fund management company which is a wholly owned subsidiary of The Prudential Insurance Company of America, and he is a board member of the Association of foreign investors in U.S. Real Estate.

    JOHN S. GATES, JR. Mr. Gates has been the President, Chief Executive Officer and a Director of the Company since its formation in 1984. From 1977 to 1981, he was a leasing agent and an investment property acquisition specialist with CB Commercial, a real estate brokerage and acquisition firm. In 1981, he founded the Chicago office of Jones Lang Wooton, which advised foreign and domestic institutions on property investment throughout the Midwest. He received his Bachelors degree in Economics from Trinity College (Hartford). Mr. Gates is a member of the Young Presidents Organization, Urban Land Institute, National Realty Committee, National Association of Real Estate Investment Trusts, National Association of Industrial and Office Parks and has served on the Board of Directors of the Institute for Community Empowerment since 1981. Mr. Gates is a member of the Board of Trustees of The Chicago Dock and Canal Trust.

    ROBERT L. STOVALL. Mr. Stovall has been an Executive Vice President and the Chief Operating Officer and a Director of the Company since August 1993. From 1975 until he joined the Company, he served as President and Chief Executive Officer of FCLS Investors Group, Inc. ("FCLS"), a Chicago-based owner and manager of warehouse/industrial real estate which he co-founded in 1975 and the operations of which were consolidated in 1993 with those of the Company.
Mr. Stovall began his career as a real estate salesman in 1957 for the Great Southwest Industrial District in Arlington-Grand Prairie, Texas. He joined J.L. Williams and Co. Inc. ("Williams"), a Texas-based industrial developer, in 1961. In 1967, he opened the Chicago branch office of Williams and became Executive Vice President of the firm. In 1978, he formed Four Columns, Ltd. and purchased Williams' Chicago operation and properties. In 1987, Four Columns, Ltd. was merged with Stava Construction Company, another warehouse/industrial development company, and FCLS/Stava Group was formed, where Mr. Stovall served as Chairman until he joined the Company. Mr. Stovall is a 1955 honors graduate of Yale University with a Bachelors of Arts degree in American Studies. Mr. Stovall is a member of the National Association of Industrial and Office Parks. Mr. Stovall is the father-in-law of Mr. Mullen.

    MICHAEL M. MULLEN.  Mr. Mullen has been the Executive Vice
President - Marketing and Acquisitions and Chief Investment and Development Officer of the Company since August 1993. He was a co-founder of FCLS and served as its Vice President-Sales, with responsibility for leasing, built-to-suit sales and acquisitions since 1987. Mr. Mullen graduated from Loyola University in 1975, with a Bachelor's degree in Finance. He is the son-in-law of Mr. Stovall.


    PAUL S. FISHER. Mr. Fisher has been an Executive Vice President of the Company since August 1993, and the Secretary, Chief Financial Officer and General Counsel of the Company since 1991. Between 1988 and 1991, Mr. Fisher was Vice President, Finance and Acquisitions of Miglin-Beitler, Inc., a Chicago-based office developer. From 1986 to 1988, Mr. Fisher was Vice President, Corporate Finance, at The First National Bank of Chicago. From 1982 through 1985, he was Vice President, Partnership Finance, at VMS Realty, a Chicago-based real estate syndication company. Mr. Fisher graduated from the University of Notre Dame, SUMMA CUM LAUDE, with a Bachelor of Arts degree in Economics and Philosophy in 1977. Mr. Fisher received his Juris Doctorate from the University of Chicago School of Law in 1980. He serves on the board of the Midwest Chapter of the Real Estate Investment Advisory Council.

    ROCKFORD O. KOTTKA. Mr. Kottka has been the Senior Vice President and Treasurer of the Company since 1989. From 1978 to 1989, Mr. Kottka served as the Vice President and Controller of Globe Industries, Inc., a Chicago based manufacturer of roofing and automotive acoustical materials. Mr. Kottka graduated from St. Joseph's Calumet College in 1975 with a Bachelor of Science degree in Accountancy. Mr. Kottka is a certified public accountant. He is a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.


    NICHOLAS C. BABSON. Mr. Babson has been an independent director of the Company since December 1993, when he was appointed to fill one of four vacancies existing as a result of an increase in the number of directors from three to seven. Mr. Babson also serves as Chairman and Chief Executive Officer of Babson Brothers Co., a worldwide manufacturer and distributor of dairy equipment based in Naperville, Illinois. Mr. Babson joined Babson Brothers in 1973, following two years service in the United States Army. Mr. Babson also serves as a member of the Board of Directors of Bradner Central Company, a privately-owned, national distributor of paper products, a member of the Board of Directors and Past Chairman of the Equipment Manufacturers Institute and a member of the Board of Trustees of the Farm Foundation and has served as a member and Past Chairman of the National FFA Foundation. Mr. Babson is also a member of the Board and Past President of the Shakespeare Repertory, a Chicago-based theater company. Mr. Babson graduated from the University of the South with a Bachelor of Arts degree in Political Science (1968).



    ALAN D. FELD. Mr. Feld has been an independent director of the Company since December 1993, when he was appointed to fill a vacancy on the Board of Directors. Since 1960, Mr. Feld has been associated with the law firm of Akin, Gump, Straus, Hauer & Feld, L.P.P. in Dallas, Texas. He currently serves as a Senior Executive Partner of the firm and sole stockholder of a professional corporation that is a partner of the firm. Mr. Feld graduated from Southern Methodist University with a bachelor of arts degree in 1957. Mr. Feld received his LL.B. degree from the Southern Methodist University in 1960. He has been a member of the Texas State Bar since 1960 and a member of the District of Columbia Bar since 1971. He was a member of the Board of Trustees of Brandeis University from 1986 to 1996. He serves on the Board of Directors of Clear Channel Communications, Inc., a New York Stock Exchange listed company, and is a Trustee of the AMR AAdvantage Funds (Mutual Funds).


    JOHN J. KINSELLA. Mr. Kinsella has been an independent director of the Company since December 1993, when he was appointed to fill a vacancy on the Board of Directors. Since 1987, Mr. Kinsella has served as President of the Kinsella Development Company, Inc., a real estate development company located on the northwest side of Chicago. From 1951 until 1986, Mr. Kinsella was affiliated with the advertising firm of Leo Burnett Company, Inc. as a member of its Board of Directors. Upon his retirement in 1986, Mr. Kinsella was President, Chief Executive Officer and Chairman of its Board of Directors. Mr. Kinsella graduated from Notre Dame University in 1950. He received his master's degree from De Paul University in Chicago in 1952. Mr. Kinsella has served on the business and civic boards of a variety of institutions, including the American Advertising Association, the Field Museum and the Chicago Central Area Association.


    THOMAS E. ROBINSON. Mr. Robinson has been an independent director of the Company since December 1993, when he was appointed to fill a vacancy on the Board of Directors. In August 1994, Mr. Robinson became President of Storage USA, Inc., a REIT headquartered in Columbia, Maryland, that is engaged in the business of owning and operating self-storage warehouses. He also serves as a director of Storage USA, Inc. and of Tanger Factory Outlet Center, Inc. Between August 1993 and August 1994, Mr. Robinson was a senior executive of Jerry J. Moore Investments, an owner and operator of community and neighborhood shopping centers located in Texas. Prior to joining Jerry J. Moore

Investments, Mr. Robinson served as National Director of REIT Advisory Services for the national accounting firm of Coopers & Lybrand from 1989 to 1993. From 1981 to 1989, Mr. Robinson served as vice president and general counsel for the National Association of Real Estate Investment Trusts. Mr. Robinson received his Bachelor's degree from Washington and Lee University, his Master's degree in taxation from Georgetown University Law School, and his Juris Doctorate degree from Suffolk University Law School.


BOARD OF DIRECTORS AND COMMITTEES


    During fiscal year 1996, the Board of Directors held 5 regularly scheduled meetings. Six of the seven directors attended all of the regular meetings while one director did not attend one regular meeting. In addition, in accordance with internal procedures adopted by the Board of Directors to readily approve, among other things, the acquisition and sale of properties, the Board of Directors held 11 special telephonic meetings which are called on short notice. Each director other than Nicholas Babson and John Kinsella attended more than 75% of the aggregate of all regular and special meetings of the Board of Directors and the meetings held by Board committees on which he served. Each director serving on a Board committee attended all of the meetings held by the committees on which he served.


    The Board of Directors of the Company has standing Audit and Compensation Committees. The Board of Directors does not have a standing nominating committee, and the entire Board of Directors performs the function of such a committee.

    AUDIT COMMITTEE. The Audit Committee is comprised of two independent directors. The Audit Committee is authorized to make recommendations to the Board of Directors concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of their audits, approve professional services provided by the independent public accountants, consider audit and non-audit fees and review the adequacy of the Company's internal accounting controls. Messrs. Kinsella and Robinson are the members of the Audit Committee. The Audit Committee held 2 meetings during 1996.

    COMPENSATION COMMITTEE. The Compensation Committee is comprised of three directors, two of whom are independent directors. The Compensation Committee exercises all powers of the Board of Directors in connection with the compensation of executive officers, including incentive compensation and benefit plans. The Compensation Committee also serves as the Company's Stock Option Committee and, as such, is empowered to grant stock options in accordance with the Company's Stock Option Plan to the directors and management of the Company, other key employees and consultants. Messrs. Gates, Babson and Feld are the members of the Compensation Committee. The Compensation Committee held 2 meetings during 1996.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, except as set forth below, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with during the fiscal year ended December 31, 1996.


    Robert L. Stovall, Executive Vice President, Chief Operating Officer and a director of the Company, filed one Form 5, reporting an award of restricted stock and stock options and the vesting of stock options, after the date prescribed under Section 16(a) of the Securities Exchange Act of 1934. Messrs. Barber, Babson, Feld, Kinsella and Robinson, directors of the Company, each filed one Form 5, reporting an award of stock options, after the date prescribed under Section 16(a) of the Securities Exchange Act of 1934.



                   RATIFICATION OF SELECTION OF ACCOUNTANTS
                              (PROPOSAL 2)

    The Board of Directors of the Company has selected Coopers & Lybrand as the independent public accountants of the Company for the fiscal year ending December 31, 1997. The appointment of auditors is approved annually by the Board of Directors and is subsequently submitted to the stockholders for ratification. A representative of Coopers & Lybrand will be at the meeting to answer questions concerning the Company's financial statements and will have an opportunity to make a statement if he or she chooses to do so.

    Unless specified to the contrary, unrevoked proxies will be voted to ratify the selection of Coopers & Lybrand as the independent public accountants of the Company.


           APPROVING AN AMENDMENT TO THE CHARTER OF THE COMPANY TO PROVIDE
         THAT THE COMPANY WILL TAKE NO ACTION TO PRECLUDE THE SETTLEMENT OF
                     TRANSACTIONS ON THE NEW YORK STOCK EXCHANGE
                                     (PROPOSAL 3)

    INTRODUCTION. In order for the Company to maintain its status as a real estate investment trust (a "REIT") under the Internal Revenue Code, as amended (the "Code"), the Charter of the Company contains certain provisions restricting the ownership and acquisition of shares of the Company's capital stock. Under these provisions, no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the issued and outstanding shares of the Company's Common Stock or Preferred Stock (the "Ownership Limit"), subject to certain exceptions. If any stockholder purports to transfer his shares to another person and either the transfer would result in the Company failing to qualify as a REIT or such transfer would cause the transferee to exceed the Ownership Limit, the purported transfer will be null and void and the stockholder will be deemed not to have transferred his shares.

    NEW YORK STOCK EXCHANGE POLICY. In June, 1996, the Company listed its Common Stock and Debentures on the New York Stock Exchange (the "NYSE"). The NYSE has a policy prohibiting companies listed on the NYSE from taking any action that would preclude the settlement of transactions on the NYSE. In connection with the Company's listing application with the NYSE, the Company agreed that, notwithstanding the provisions of its Charter, the Company will take no action that will preclude the settlement of any transaction entered through the facilities of the Exchange. In addition, the Company agreed, in connection therewith, to present to its stockholders at its 1997 annual meeting an amendment to the Company's Charter, as described below.

    AMENDMENT TO CHARTER. The amendment to the Charter attached hereto as Exhibit A (the "Amendment") provides that nothing in the Charter will preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The Board of Directors of the Company will still be authorized to take any actions it deems necessary or advisable to protect the Company and the interests of the stockholders in preserving the Company's status as a REIT, so long as such actions do not prohibit the settlement of any transactions entered through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system.

    VOTE REQUIRED. Pursuant to the Maryland General Corporation Law, the affirmative vote of the holders of two-thirds of all votes entitled to be cast is required to amend the Company's Charter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CHARTER.

          STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table sets forth information as of February 25, 1997 with respect to the beneficial ownership of the Common Stock of the Company by (1) each person who is known by the Company to own beneficially more than 5% of its Shares, (2) each director of the Company, (3) the Company's Chief Executive Officer and four other executive officers and (4) the Company's directors and executive officers as a group.


                                                     SHARES BENEFICIALLY OWNED
                                                     -------------------------
                                            AMOUNT AND NATURE OF
 NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIAL OWNERSHIP (1)    PERCENT OF CLASS
 ------------------------------------      ------------------------    ----------------
 Cohen & Steers Capital Management, Inc.
 757 Third Avenue
 New York, New York 10017                       2,022,800                      14%

 FMR Corp.
 82 Devonshire Street
 Boston, Massachusetts 02109                    1,689,138                      11.6%

 Davis Selected Advisers, L.P.
 P.O. Box 1688
 124 E. Marcy Street
 Santa Fe, New Mexico 87501                     1,172,450                      8.1%

 Capital and Regional Properties plc
 22 Grosvenor Gardens
 London, England SW1W 0DH                       1,008,478                      6.9%


                                        7




                                                     SHARES BENEFICIALLY OWNED
                                                     -------------------------
                                            AMOUNT AND NATURE OF
 NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIAL OWNERSHIP (1)    PERCENT OF CLASS
 ------------------------------------      ------------------------    ----------------
 Martin Barber
 (Director and Chairman)
 22 Grosvenor Gardens
 London, England SW1W 0DH                          44,778(2)                   *

 John S. Gates, Jr.
 (Director, President and Chief
  Executive Officer)
 401 N. Michigan Avenue
 Suite 3000
 Chicago, Illinois 60611                          458,356(3)                   3.2%

 Robert L. Stovall
 (Director, Executive Vice President
  and Chief Operating Officer)
 401 North Michigan Avenue
 Suite 3000
 Chicago, Illinois 60611                          142,339(4)                   *

 Nicholas C. Babson
 (Director)
 1880 Country Farm Drive
 Naperville, Illinois 60563                         3,347(5)                   *

 Alan D. Feld
 (Director)
 1700 Pacific Avenue
 Suite 4100
 Dallas, Texas 75201                                4,347(6)                   *


John J. Kinsella
 (Director)
 1550 N. State Parkway
 Chicago, IL 60610                                  3,506(6)                   *


 Thomas E. Robinson
 (Director)
 Storage USA Inc.
 10 Corporate Center
 Suite 400
 Columbia, Maryland 21004                           3,408(6)                   *

 Michael M. Mullen
 (Executive Vice President -
  Marketing and Acquisitions and
  Chief Investment and Development
  Officer)
 401 North Michigan Avenue
 Suite 3000
 Chicago, Illinois  60611                          90,941(7)                   *


                                        8




                                                     SHARES BENEFICIALLY OWNED
                                                     -------------------------
                                            AMOUNT AND NATURE OF
 NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIAL OWNERSHIP (1)    PERCENT OF CLASS
 ------------------------------------      ------------------------    ----------------
 Paul S. Fisher
 (Executive Vice President,
  Secretary, Chief Financial Officer
  and General Counsel)
 401 N. Michigan Avenue
 Suite 3000
 Chicago, Illinois 60611                           63,045(8)                   *

 Rockford O. Kottka
 (Senior Vice President and Treasurer)
 401 N. Michigan Avenue
 Suite 3000
 Chicago, Illinois 60611                           27,604(9)                   *

 All directors and executive
 officers as a group
 (10 persons)                                     841,671                      5.8%

-----------------------


 *  Less than one percent

(1) Beneficial ownership is the direct ownership of Common Stock of the Company including the right to control the vote or investment of or acquire such Common Stock (for example, through the exercise of stock options or pursuant to trust agreements) within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934. The shares owned by each person or by the group and the shares included in the total number of shares outstanding have been adjusted in accordance with said Rule 13d-3.

(2) Includes options to purchase 43,200 shares of Common Stock under the Company's Stock Option Plan exercisable within 60 days. Excludes the shares owned by Capital and Regional Properties plc, of which Mr. Barber is Chairman. Mr. Barber disclaims beneficial ownership of such shares.

(3) Includes options to purchase 79,871 shares of Common Stock under the Company's Stock Option Plan exercisable within 60 days and 540 shares owned by an IRA for the benefit of John S. Gates, Jr. Mr. Gates disclaims beneficial ownership of 185 shares owned by an IRA for the benefit of his wife.

(4) Includes options to purchase 58,291 shares of Common Stock under the Company's Stock Option Plan exercisable within 60 days.

(5) Includes options to purchase 1,800 shares of Common Stock under the Company's Stock Option Plan exercisable within 60 days.

(6) Includes options to purchase 2,400 shares of Common Stock under the Company's Stock Option Plan exercisable within 60 days.

(7) Includes options to purchase 43,405 shares of Common Stock under the Company's Stock Option Plan exercisable within 60 days and 2,000 shares owned by his wife.

(8) Includes options to purchase 43,405 shares of Common Stock under the Company's Stock Option Plan exercisable within 60 days.

(9) Includes options to purchase 10,865 shares of Common Stock under the Company's Stock Option Plan exercisable within 60 days.

                              EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth information concerning compensation awarded to the Company's Chief Executive Officer and four other executive officers for the years ended December 31, 1996, December 31, 1995 and December 31, 1994.


                                                      Annual                                  Long Term
                                                   Compensation                              Compensation
                                   ------------------------------------------------  ---------------------------
                                                                                       Restricted     Securities
         Name and                                                   Other Annual          Stock       Underlying       All Other
    Principal Position     Year    Salary ($)(1)     Bonus($)   Compensation ($)(2)  Award(s)($)(3)   Options(#)    Compensation($)
    ------------------     ----    -------------     --------   -------------------  --------------   ----------    ---------------
 John S. Gates, Jr.,       1996    $     213,470  $     95,472  $        -0-             $71,213(4)       34,817   $ 5,086(13)(14)
 Chief Executive           1995          205,200         4,640           -0-             146,766(5)       35,692
 Officer                   1994          200,000           -0-           -0-                                         3,312(13)(14)
                                                                                                                     2,646(13)(14)

 Robert L. Stovall,        1996          186,623        69,160        22,222              53,438(6)       17,804     4,750(14)
 Executive Vice-           1995          179,375         3,542           -0-             110,990(7)       21,269     2,310(14)
 President and Chief       1994          175,000           -0-           -0-                                         2,310(14)
 Operating Officer

 Michael M. Mullen,        1996          163,310       112,050        22,222                    -0-        8,674     4,750(14)
 Executive Vice-           1995          133,530        48,251           -0-              39,500(8)        7,878     2,310(14)
 President--Marketing      1994          115,500           -0-           -0-                                         2,118(14)
 and Acquisitions

 Paul S. Fisher,           1996          163,310        68,400           -0-              45,000(9)        8,674     4,750(14)
 Executive Vice-           1995          133,530        37,509           -0-             39,500(10)        7,878     2,310(14)
 President, Secretary,     1994          115,500           -0-        78,013                                         1,516(14)
 Chief Financial Officer
 and General Counsel

 Rockford O. Kottka,       1996          105,270        38,000           -0-             16,875(11)        4,348     4,200(14)
 Senior Vice-President     1995           90,136        17,016           -0-              6,893(12)        3,590     1,717(14)
 and Treasurer             1994           80,000           -0-        18,242                                         1,600(14)


--------------------

(1) Includes amounts deferred at the election of the named executive officer under the Company's 401(k) Plan.

(2) Includes (a) incentive cash awards paid to certain executive officers to fund the purchase of shares of the Company's Common Stock and related tax liabilities and (b) payments to certain executive officers to fund tax liabilities arising from the sale of properties to the Company.

(3) Restricted shares awarded under the Company's Restricted Stock Incentive Plan will vest eight years from the date of the grant; however, restricted shares awarded under the plan may vest earlier as follows: (i) if total shareholder return averaged over a consecutive sixty day trading period commencing no earlier than two years from the date of the grant is greater than a target established by the Compensation Committee at the time of the respective award, all of the restricted shares awarded for such year will vest; (ii) upon the death, disability or retirement of a participant, the number of vested shares will be determined by dividing the number of months which have elapsed from the date of such award by 96; or (iii) in the event of a change of control of the Company, all of the restricted shares previously awarded will vest.

(4) Represents 3,165 shares of restricted Common Stock having a market value of $103,653 based upon a closing price of $32-3/4 of the Company's Common Stock as reported on the New York Stock Exchange on December 31, 1996.

    Dividends are paid on the restricted shares of Common Stock to the same extent as on any other shares of the Company's Common Stock.

(5) Represents 7,487 shares of restricted Common Stock having a market value of $245,199 based upon a closing price of $32-3/4 of the Company's Common Stock as reported on the New York Stock Exchange on December 31, 1996. A total of 4,410 shares of such restricted Common Stock, which were awarded pursuant to a separate restricted stock grant agreement, were 100% vested as of January 1, 1995. Dividends are paid on the restricted shares of Common Stock to the same extent as on any other shares of the Company's Common Stock.

(6) Represents 2,375 shares of restricted Common Stock having a market value of $77,781 based upon a closing price of $32-3/4 of the Company's Common Stock as reported on the New York Stock Exchange on December 31, 1996. Dividends are paid on the restricted shares of Common Stock to the same extent as on any other shares of the Company's Common Stock.

(7) Represents 5,663 shares of restricted Common Stock having a market value of $185,463 based upon a closing price of $32-3/4 of the Company's Common Stock as reported on the New York Stock Exchange on December 31, 1996. A total of 3,419 shares of such restricted Common Stock, which were awarded pursuant to a separate restricted stock grant agreement, were 100% vested as of January 1, 1995. Dividends are paid on the restricted shares of Common Stock to the same extent as on any other shares of the Company's Common Stock.

(8) Represents 2,000 shares of restricted Common Stock having a market value of $65,500 based upon a closing price of $32-3/4 of the Company's Common Stock as reported on the New York Stock Exchange on December 31, 1996. Dividends are paid on the restricted shares of Common Stock to the same extent as on any other shares of the Company's Common Stock.

(9) Represents 2,000 shares of restricted Common Stock having a market value of $65,500 based upon a closing price of $32-3/4 of the Company's Common Stock as reported on the New York Stock Exchange on December 31, 1996. Dividends are paid on the restricted shares of Common Stock to the same extent as on any other shares of the Company's Common Stock.

(10) Represents 2,000 shares of restricted Common Stock having a market value of $65,500 based upon a closing price of $32-3/4 of the Company's Common Stock as reported on the New York Stock Exchange on December 31, 1996. Dividends are paid on the restricted shares of Common Stock to the same extent as on any other shares of the Company's Common Stock.

(11) Represents 750 shares of restricted Common Stock having a market value of $24,563 based upon a closing price of $32-3/4 of the Company's Common Stock as reported on the New York Stock Exchange on December 31, 1996. Dividends are paid on the restricted shares of Common Stock to the same extent as on any other shares of the Company's Common Stock.

(12) Represents 349 shares of restricted Common Stock having a market value of $11,430 based upon a closing price of $32-3/4 of the Company's Common Stock as reported on the New York Stock Exchange on December 31, 1996. Dividends are paid on the restricted shares of Common Stock to the same extent as on any other shares of the Company's Common Stock.

(13) Represents insurance premiums paid by the Company for term life insurance on Mr. Gates' life, the proceeds of which are payable to his designated beneficiary.

(14) Represents Company's matching contribution to 401(k) Plan.

OPTION TABLE

    The following table sets forth, for the Company's Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table, information with respect to option exercises during the last fiscal year and option values at the end of the last fiscal year.



                                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED DECEMBER 31, 1996
                                                 OPTION VALUES AT DECEMBER 31, 1996

                                                                                          Number of
                                                                                          securities              Value of
                                                                                          underlying           unexercised in-
                                                                                     unexercised options      the-money options
                                                                                      at fiscal year end     at fiscal year end
                                                                                           (2) (#)                 (4) ($)
                                                                                     -------------------     -------------------
                                 Shares Acquired on          Value Realized             Exercisable/            Exercisable/
                                    Exercise (#)                 (1)($)               unexercisable (3)        unexercisable (3)
                                    ------------             --------------          -------------------       -----------------
 John S. Gates, Jr.                     5,000                    $23,125                  63,770               $    915,743
                                                                                         104,459                  1,330,991

 Robert L. Stovall                      None                      None                    50,478                   726,614
                                                                                          65,635                   854,772

 Michael M. Mullen                      None                      None                    40,096                   579,422
                                                                                          40,656                   544,770

 Paul S. Fisher                         None                      None                    40,096                   579,422
                                                                                          40,656                   544,770

 Rockford O. Kottka                    17,120                    156,220                   9,278                   133,634
                                                                                          24,340                   330,861
--------------------


(1) Based on the difference between an exercise price of $18.25 per share and the closing price of the Common Stock as reported on the New York Stock Exchange on the date of exercise which was, in the case of Mr. Gates, $22-7/8, and, in the case of Mr. Kottka, $27-3/8.

(2) All options are for shares of the Company's Common Stock.

(3) The first number appearing in the column refers to exercisable options, and the second number refers to unexercisable options.

(4) Based on the difference between an exercise price of $18.25, $19.50 or $22.50 per share, as the case may be, and the closing price of the Common Stock on December 31, 1996 of $32-3/4 per share as reported on the New York Stock Exchange.

COMPENSATION OF DIRECTORS

    The Company currently pays its directors who are not employees of the Company an annual fee of $20,000 ($33,333 for Mr. Barber as Chairman of the Board) plus a fee of $1,000 for attendance at each meeting of the Board of Directors. Directors who are employees of the Company are not paid any directors' fees. In addition, the Company will reimburse the directors for travel expenses incurred in connection with their activities on behalf of the Company. Under the 1995 Director Stock Plan, each director was awarded 444 shares of Common Stock on March 12, 1996, except Martin Barber who was awarded 740 shares of Common Stock on March 12, 1996.

    Directors are eligible for the grant of options under the Company's Stock Option Plan. As of December 31, 1996, directors of the Company who are not employees of the Company were granted the following options to purchase Common
Stock:


                             NUMBER OF
 NAME                    OPTIONS GRANTED (#)  EXERCISE PRICE ($)  EXPIRATION DATE (1)
 ----                    -------------------  ------------------  -------------------
 Martin Barber                 51,000                $18.25            12/10/2003
                               20,000                 19.88             3/11/2004
                                3,000                 19.875            5/23/2005
                                3,000                 24.875            5/14/2006
                         ------------------------------------------------------------
 Nicholas C. Babson             3,000                 18.25            12/10/2003
                                3,000                 19.875            5/23/2005
                                3,000                 24.875            5/14/2006
                         ------------------------------------------------------------
 Alan D. Feld                   3,000                 18.25            12/10/2003
                                3,000                 19.875            5/23/2005
                                3,000                 24.875            5/14/2006
                         ------------------------------------------------------------
 John J. Kinsella               3,000                 18.25            12/10/2003
                                3,000                 19.875            5/23/2005
                                3,000                 24.875            5/14/2006
                         ------------------------------------------------------------
 Thomas E. Robinson             3,000                 18.25            12/10/2003
                                3,000                 19.875            5/23/2005
                                3,000                 24.875            5/14/2006
                         ------------------------------------------------------------



--------------------

(1)  Options become exercisable at the rate of 20% per year.

EMPLOYMENT CONTRACTS

    The Company's executive officers have entered into employment agreements with the Company. Such agreements had an original term of five years (expiring December 10, 1998), subject to earlier termination, with or without cause, by the Company's Board of Directors, subject, in the case of termination without cause, to a severance payment equal to base salary for a specified number of months. No severance payments are required upon early termination. The agreements with the executive officers: (i) require that substantially all of their time and effort be for the benefit of the Company (all such executive officers are employed exclusively by the Company), (ii) set forth their annual compensation level and (iii) provide for their participation in a discretionary cash bonus plan. The agreements provide for annual base salaries which are subject to review and increase by the Board of Directors: Effective

July 1, 1996, the Board of Directors set the following base salaries: Mr. Gates -- $216,320; Mr. Stovall -- $189,280; Mr. Mullen -- $175,000; Mr. Fisher --
$175,000; and Mr. Kottka -- $110,000.


    In July, 1996, the Company entered into an Employment Separation Agreement with Robert L. Stovall, Executive Vice President, Chief Operating Officer and a Director, under which (i) Mr. Stovall will retire from the office of Executive Vice President and Chief Operating Officer effective October 31, 1997, (ii) the Company agreed to continue to nominate Mr. Stovall to serve on the Board of Directors through the year 2000 and, if he continues to be re-elected, to appoint him as Vice Chairman of the Board of Directors, for which he will be compensated after October 31, 1997 at the annual rate of $25,000 through the year 2000, (iii) the Company agreed to form an Asset Allocation Committee and to appoint Mr. Stovall as Chairman of the Asset Allocation Committee, (iv) in the event the stockholders of the Company do not re-elect Mr. Stovall to the Board through the year 2000, the Company agreed to retain Mr. Stovall as a consultant at the annual rate of $25,000 per year through the year 2000, (v) the Company agreed to accelerate upon Mr. Stovall's retirement the vesting of stock options granted to him under the 1993 Stock Option Plan and (vi) in consideration of the foregoing, Mr. Stovall agreed not to compete with the Company through the year 2000 for which he will paid at the annual rate of $100,000 from October 31, 1997 until December 31, 2000.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Company's Compensation Committee during fiscal year 1996 included Nicholas C. Babson, Alan D. Feld and John S. Gates, Jr. Mr. Gates is employed by the Company as its President and Chief Executive Officer.

    During fiscal 1996, no executive officer of the Company served on the board of directors or compensation committee (or other board committee performing equivalent functions) of any other entity any of whose executive officers served as a director of the Company or member of the Company's Compensation Committee.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

MISSION OF THE COMPENSATION COMMITTEE

    The Board of Directors has delegated to the Compensation Committee strategic and administrative responsibility for the Company's management compensation strategy and incentive compensation plan(s). The Committee's basic responsibility is to assure that the Chief Executive Officer, other officers and key management of the Company are compensated fairly and effectively in a manner consistent with the Company's stated compensation strategy, competitive practice, applicable regulatory requirements and performance results.

PAY-FOR-PERFORMANCE PLAN

    In July 1994, based on the report of an independent consultant, Towers Perrin Foster, and the recommendations of the Compensation Committee, the Company's Board of Directors approved a pay-for-performance compensation plan (the "Plan"). The Plan is designed to provide competitive compensation levels within the Company's industry and incentive pay that varies based on corporate, departmental or profit center and individual performance. To achieve this objective, the Plan contemplates that the Company generally will maintain base salary levels for its executive employees at or about the median compensation level for persons holding similar positions within the industry, based on information drawn from compensation surveys and compensation consultants, but that employees will have an opportunity to receive a total compensation package significantly greater than the median based upon their contribution to the Company's attainment of its growth objectives. For certain senior management employees, the Plan contemplates that base salary levels will generally be somewhat below the median, to further emphasize pay for performance through incentives.

    The Plan includes three elements: a salary management system, an annual incentive plan and a long term incentive plan.


    SALARY MANAGEMENT SYSTEM. Under the Plan, the Company has established a salary structure by individual position within a range of plus or minus 25% of the median marketplace rate for that position. Annual salary rates for specific individuals will vary within the range for such position based on such individual's experience and qualifications. The Board of Directors, based on the recommendations of the Compensation Committee, establishes a budget for aggregate merit increases each year based on marketplace practices, the Company's ability to pay and the attainment of the Company's overall objectives. Individual merit increases generally are expected to range from 0% to 10% of salary, and merit increases in the aggregate generally are not expected to exceed 4%. Annual merit increases are based on individual performance levels gauged by performance appraisals conducted every six months.


    Salary adjustments are made as of July 1 each year, effective for the following 12 months. The aggregate increase in executive salaries effective as of July 1, 1996 was approximately 10%.

    ANNUAL INCENTIVE PLAN. The annual incentive plan is performance-driven, provides cash awards based on the success of the Company in any fiscal year and provides motivation to accomplish objectives that are critical to the Company's success. No awards will be made for any fiscal year unless the Company achieves a threshold level of funds from operations ("FFO") for that year. The Company will annually establish threshold, target and maximum award opportunities for each position, based on satisfaction of certain criteria. The target award opportunities will generally be established consistent with median rates for comparable positions. Cash awards are declared and paid as of the end of March each year, based on performance during the prior year.


    The criteria and the relative weights assigned to the criteria vary depending on an employee's position. For the Company's Chief Executive Officer, (i) an 80% weighting factor is assigned to the Company's overall corporate performance determined by reference to FFO per share, the Company's total portfolio occupancy rate and the overall results of a tenant satisfaction survey conducted under the supervision of the Compensation Committee, and (ii) a 20% weighting factor is assigned to a non-formula assessment of individual performance as gauged by performance appraisal results. For executive officers with departmental functions, (i) a 50% weighting factor is assigned to the Company's overall corporate performance determined by reference to the same measures as described above, (ii) a 30% weighting factor is assigned to qualitative departmental performance, and
(iii) a 20% weighting factor is assigned to a non-formula assessment of individual performance as gauged by performance appraisal results. For executive employees in charge of property management for particular regions,
(i) a 40% weighting factor is assigned to overall corporate performance based on the same measures as described above, (ii) a 40% weighting factor is assigned to regional performance, determined by comparison of regional portfolio operating income to budget, regional portfolio occupancy rate and the results of a regional tenant satisfaction survey, and (iii) a 20% weighting factor is assigned to a non-formula assessment of individual performance as gauged by performance appraisal results. For each class of executive employee, points will be assigned based on achievement of performance standards within each performance category, and points will be used to determine eligibility for threshold, target or maximum awards.

    In March 1996, the Compensation Committee assigned each executive officer a cash incentive award opportunity for 1996, expressed as a percentage of salary, based on the attainment of threshold, target and maximum performance levels. Depending on position, the low range was between 17.5% and 30.5% of salary, while the high range was between 35% and 100% of salary. In March 1997, the Compensation Committee determined that the performance of the executive officers entitled them to cash incentive awards ranging from approximately 46% to 58% of salary.



    LONG TERM INCENTIVE PLAN. The long-term incentive plan currently consists of two elements, restricted stock options and restricted stock grants. All executive employees are eligible for the grant of options, while only the Company's senior executive officers are eligible for restricted stock grants. It is expected that the long-term incentive awards to senior executive officers for any fiscal year will consist of two-thirds stock options and one-third restricted stock grants. Like cash awards, stock options are awarded and restricted stock grants are made as of the end of March each year, based on performance during the prior year.



    The Company has adopted and the stockholders have approved a stock option plan (the "Stock Option Plan") pursuant to which officers, directors and key employees of the Company may be offered the opportunity to acquire shares of Common Stock through the grant of stock options ("Options"), including non-qualified stock options and incentive stock options within the meaning of
Section 422 of the Internal Revenue Code. All Options will be exercisable at a price at least equal to the fair market value of the Common Stock on the date of grant and will terminate ten years after the date of grant. The Company has reserved 1,500,000 shares of Common Stock for issuance under the Stock Option Plan. The Compensation Committee has full authority under the Stock Option Plan (other than with respect to the initial Options to be granted as described in the following paragraph) to determine the terms and conditions of all Options granted, including the individuals who will receive Options, when such Options will be granted, the number of shares issuable and exercisable and the date or dates when such Options will be exercisable. The Compensation Committee determines the size of the grants based on its perception of the individual's potential future contributions to the Company, past performance and market practice.


    The Company has also adopted and the stockholders have approved a Restricted Stock Plan (the "Restricted Stock Plan") pursuant to which certain key executives may be granted restricted stock awards. Stock granted under the Restricted Stock Plan will ordinarily vest at the end of eight years from the date of the grant. However, restricted stock awards may be accelerated in full (so-called "cliff-vesting") if the Company's total stockholder return (determined by dividing (i) cumulative share price appreciation plus dividends per share from the date of the grant to the date of determination by (ii) the share price on the date of the grant), averaged over a period of at least sixty consecutive trading days, is equal to or greater than a specified percentage. In any event, subject to certain exceptions, restricted stock awards will not vest earlier than two years after the date of the grant, regardless of the Company's performance.



    In March 1996, the Company established a range of stock options that could be awarded and, in the case of certain key executives, restrictive stock grants that could be made, based on performance in 1996. In March 1997, the Company determined that the performance of all of the Company's executive officers in 1996 entitled them to stock option awards and, where applicable, restrictive stock grants, at the high end of the range, resulting in the award of stock options for a total of 226,769 shares and restricted stock grants for a total of 12,444 shares.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER


    During 1996, the Company's Chief Executive Officer was paid a salary at the rate of $208,000 per annum for the first six months and at the rate of $216,320 per annum for the last six months pursuant to an employment contract entered into in connection with the Company's initial public offering. The Compensation Committee did not participate in the setting of Mr. Gates' initial salary under the employment contract, but approved the 4% increase effective July 1, 1996. In January, 1996, the Company engaged Towers Perrin Foster to conduct a survey of the salaries paid by the Company to executive employees. Mr. Gates' current salary is approximately 33-1/3% of the median for the Company's industry reported in the survey, well within the Company's salary objectives.



    In March 1996, the Compensation Committee assigned to Mr. Gates an incentive award opportunity for 1996, expressed as a percentage of salary, based on corporate and individual performance meeting or exceeding threshold, target or maximum levels. As indicated above, an 80% weighting factor was assigned to corporate performance determined by reference to FFO per share, the Company's total portfolio occupancy rate and the results of a tenant satisfaction survey. Corporate performance in each of these categories entitled Mr. Gates to maximum points. A 20% weighting factor was assigned to individual performance, based on objectives that the Compensation Committee established for Mr. Gates for 1996, including (a) expansion of the Company's "franchise"--i.e., market penetration, market awareness and market reputation; (b) expansion of the Company's business opportunities; and (c) development of a long-term management development and succession plan. Mr. Gates performance in these categories entitled him to a cash incentive at the mid-range level. On the basis of points awarded, the Compensation Committee in March 1997 awarded Mr. Gates a cash bonus of $125,466.



    Also in March 1996, the Compensation Committee approved a range of stock option awards and restrictive stock grants for Mr. Gates based on performance in 1996. On the basis of Mr. Gates' performance in 1996, the Compensation Committee in March 1997 approved an award of 52,878 stock options and a restricted stock grant of 4,807 shares, in each case at the high end of the range.


                             Nicholas C. Babson, Chairman
                             Alan D. Feld
                             John S. Gates, Jr.

PERFORMANCE GRAPH

    The following graph compares the percentage change in cumulative total return on the Company's Common Stock for the period December 31, 1993 (trading in the Company's Common Stock commenced on the American Stock Exchange on December 3, 1993) through December 31, 1996 with the percentage change in (a) the Standard & Poor's 500 index ("S&P") for the same period and (b) the Total Return Index for Equity REITs published by The National Association of Real Estate Investment Trusts ("NAREIT") for the same period. (The NAREIT index for Equity REITs, which is published monthly, is an index of approximately 166 REITs which includes REITs with 75% or more of their gross invested book value of assets invested directly or indirectly in the ownership of real property.) Cumulative total return includes reinvestment of dividends. The historical information set forth below is not necessarily indicative of future performance.

CENTERPOINT PROPERTIES CORPORATION

[GRAPH]
--------------------------------------------------------------------------------
                      DECEMBER 31,    DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                          1993            1994          1995          1996
--------------------------------------------------------------------------------
 CenterPoint
 Properties             $100.00         $112.68        $143.29        $217.04
--------------------------------------------------------------------------------
 Corporation
 S&P 500 Index           100.00          101.31         139.23         171.19
--------------------------------------------------------------------------------
 NAREIT Equity Total
 Return Index            100.00          103.17         118.92         180.88
--------------------------------------------------------------------------------



                                 CERTAIN TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS


    In January, 1994, the Company entered into a consulting agreement with Capital and Regional USA Holdings, a United Kingdom corporation and wholly-owned subsidiary of CRP-London ("C&R USA"), pursuant to which the Company agreed to provide consulting services with respect to the development and management of six undeveloped parcels of real property in Naperville, Illinois, owned by an affiliate of C&R USA. For such services, the Company received a fee of $112,500 for 1994 and $37,500 for 1995. In December, 1996, CenterPoint Realty Services Corporation, a non-consolidated subsidiary of the Company, acquired four of the parcels of undeveloped real property in Naperville, Illinois from an affiliate of C&R USA for an aggregate purchase price of approximately $2,900,000 and the Company acquired the remaining parcel of undeveloped real property in Naperville, Illinois from such affiliate for $220,000. In connection with the acquisition of such parcels, the Company obtained independent appraisals and paid less than the appraised value of such parcels in transactions which satisfied the Company's investment criteria and were approved by the Company's independent directors without the participation of Mr. Barber.


    In connection with the initial public offering in December, 1993, the Company acquired an option to purchase four properties owned by entities in which certain executive officers of the Company, Robert L. Stovall and Michael M. Mullen, or their affiliates have an interest. In June, 1996, the Company acquired three of the properties, through a partnership of which the Company is the general partner, for an aggregate purchase price of approximately $24.6 million in transactions which satisfied the Company's investment criteria and were approved by the Company's independentdirectors. Messrs. Stovall and Mullen will continue to own a minority interest in the partnership owning two of the purchased properties.

    Since the initial public offering in December, 1993, the Company has also been managing three of the four option properties described in the preceding paragraph and two additional properties owned by entities in which certain executive officers of the Company have an interest and which are not deemed suitable for acquisition by the Company. For its management services, the Company has been receiving an aggregate management fee equal to approximately 3% of minimum rents from the three option properties, and approximately 2% and 1%, respectively, of minimum rents from the other properties.


    In connection with the formation transactions of the Company prior to the initial public offering in December, 1993, the Company entered into tax reimbursement agreements with certain executive officers, Robert L. Stovall and Michael M. Mullen, under which the Company agreed to reimburse such officers for certain tax liabilities incurred in connection with the formation transactions. To settle claimed tax liabilities under such reimbursement agreements and to reimburse Messrs. Stovall and Mullen for tax liabilities related to the Company's acquisition of certain properties owned by entities in which such officers have an interest in transactions which are described above, the Company agreed in July, 1996 to issue non-interest bearing promissory notes, each in the amount of $100,000 and payable over eighteen months, to each of Messrs. Stovall and Mullen in exchange for the release of any and all claims related such tax reimbursement agreements and all other matters related in any manner to the formation transactions and the recent property acquisitions.

                                 OTHER MATTERS

    The Board of Directors knows of no matters which will be presented for consideration at the meeting other than the matters referred to in this statement. Should any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.


    The Company will bear the cost of this solicitation of proxies. In addition to solicitation of proxies by mail, the Company may reimburse brokers and other nominees for the expense of forwarding proxy materials to the beneficial owners of stock held in their names. Directors, officers and employees of the Company may also solicit proxies on behalf of the Board of Directors but will not receive any additional compensation therefor. The Company has also retained Corporate Investor Communications, Inc. to assist the Company in soliciting proxies at an estimated cost of $5,500, plus reimbursement of out-of-pocket expenses.


    The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996 is being furnished to stockholders simultaneously with this Proxy Statement.

                  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.
               THEREFORE, ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN,
                DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE
                                  ENCLOSED ENVELOPE.


                                  By order of the Board of Directors,


                                  /s/ Paul S. Fisher
                                  ----------------------------------
                                  Paul S. Fisher
                                  SECRETARY

                                                                       EXHIBIT A

                       CENTERPOINT PROPERTIES CORPORATION

                              ARTICLES OF AMENDMENT



     CENTERPOINT PROPERTIES CORPORATION, a Maryland corporation (the "Corporation"), having its principal office in Chicago, Illinois, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:  The first clause of the first sentence of subsection (ii) of
Section 2 of Article VII of the Charter of the Corporation is hereby amended as follows:

          "Subject to Section 21, notwithstanding any other provisions of this
          Article VII and";

     SECOND:  The first clause of the first sentence of subsection (iii) of
Section 2 of Article VII of the Charter of the Corporation is hereby amended as follows:

          "Subject to Section 21, notwithstanding any other provisions of this
          Article VII and";

     THIRD:  The first clause of the first sentence of subsection (iv) of
Section 2 of Article VII of the Charter of the Corporation is hereby amended as follows:

          "Subject to Section 21, notwithstanding any other provisions of this
          Article VII and";

     FOURTH: The first clause of the first sentence of Section 7 of Article VII of the Charter of the Corporation is hereby amended as follows:

          "Subject to Section 21, notwithstanding any other provisions of this
          Article VII,";

     FIFTH:  The Charter of the Corporation is hereby amended by adding a new
Section 21 to Article VII of the Charter as follows:

          "Section 21. SETTLEMENTS ON THE NYSE. Nothing in Article VII shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system. The immediately foregoing sentence shall not limit the authority of the Board of Directors to take any and all actions it deems necessary or advisable to protect the Corporation and the interests of the stockholders in preserving the Corporation's status as a REIT, so long as such actions do not prohibit the settlement of any transactions entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system.";

     SIXTH: The amendment does not increase the authorized stock of the Corporation; and

     SEVENTH: The foregoing amendment to the Charter of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation.

     IN WITNESS WHEREOF, CenterPoint Properties Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on _______________.


WITNESS:                           CENTERPOINT PROPERTIES CORPORATION


                                   By:
------------------------------          ----------------------------------------
Paul S. Fisher, Secretary               John S. Gates, Jr., President



     THE UNDERSIGNED, President of CenterPoint Properties Corporation, who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                   ---------------------------------------------
                                   John S. Gates, Jr., President

                                   PROXY


                      CENTERPOINT PROPERTIES CORPORATION
                           401 N. Michigan Avenue
                           Chicago, Illinois 60611

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                  CENTERPOINT PROPERTIES CORPORATION FOR THE
                ANNUAL MEETING OF STOCKHOLDERS ON MAY 15, 1997.

The undersigned hereby appoints Martin Barber, John S. Gates, Jr. and Paul S. Fisher, or any of them, jointly and severally, as Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of the Company's Common Stock held in the undersigned's name and shares held by the agent in the Plan, hereafter described, subject to the voting direction of the undersigned at the Annual Meeting of Stockholders to be held at the Lower Level Conference Center, 401 N. Michigan Avenue, Chicago, Illinois on Thursday, May 15, 1997, or any adjournment thereof and, in the Proxie's discretion, to vote upon such other business as may properly come before the meeting, all as more fully set forth in the Proxy Statement related to such meeting, receipt of which is hereby acknowledged.

                                               Comments/Change of address:

                                              --------------------------------

                                              --------------------------------

                                              --------------------------------

ALL SHARES OF COMMON STOCK TO BE VOTED HEREBY BY THE UNDERSIGNED INCLUDE SHARES, IF ANY, HELD IN THE NAME OF THE AGENT, FOR THE BENEFIT OF THE UNDERSIGNED, IN THE COMPANY'S DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN.
                                                                -------------
                                                                | Please See |
                                                                |Reverse side|
                                                                -------------

                                                                         6231

       PLEASE MARK YOUR
  /X/  VOTES AS IN THIS
       EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES, FOR THE APPOINTMENT OF INDEPENDENT AUDITORS AND FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CHARTER.


                     FOR        WITHHELD

A. Election of       / /          / /
   Directors

   (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee's name.)

   _______________________________________________________________

                  Director Nominees:

      Nicholas C. Babson    John J. Kinsella
      Martin Barber         Thomas E. Robinson
      Alan D. Feld          Robert L. Stovall
      John S. Gates, Jr.

                                                       FOR    AGAINST   ABSTAIN

B. Appointment of Coopers & Lybrand as Auditors        / /      / /       / /

C. Approval of the Amendment to the Charter           / /      / /        / /








SIGNATURE(S) ____________________________________________   DATE ___________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.